Exhibit 99.1
Royal Gold to Acquire Sandstorm Gold and Horizon Copper and Reinforce its Position as a Leading North American Gold-Focused Streaming and Royalty Company
•Transactions increase Royal Gold’s scale, diversification and potential for organic growth, and the strong balance sheet and cash flow of the pro forma company will position Royal Gold to grow and reinvest in precious metals
DENVER, COLORADO. JULY 7, 2025: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today its entry into agreements to acquire each of Sandstorm Gold Ltd. (TSX: SSL; NYSE: SAND) (“Sandstorm”) and Horizon Copper Corp. (TSXV: HCU; OTCQB: HNCUF) (“Horizon”). Under the terms of the agreement with Sandstorm, Royal Gold will acquire 100% of the issued share capital of Sandstorm in exchange for Royal Gold shares at an exchange ratio of 0.0625 common shares of Royal Gold for each common share of Sandstorm (the “Sandstorm Transaction”). The exchange ratio implies a premium of 21% based on the 20-day volume-weighted average price (“VWAP”) and 17% based on the closing price of Sandstorm shares on the New York Stock Exchange (“NYSE”) on July 3, 2025, and reflects a transaction equity value of approximately $3.5 billion. Under the terms of the agreement with Horizon, Royal Gold will acquire 100% of the issued share capital of Horizon in exchange for cash of C$2.00/share (the “Horizon Transaction” and together with the Sandstorm Transaction, the “Transactions”). The price per Horizon share implies a premium of 85% to the 20-day VWAP and 72% to the closing price of Horizon shares on the TSX-V on July 4, 2025, and reflects a transaction equity value of approximately $196 million. The Transactions are expected to add significantly to Royal Gold’s world-class diversified portfolio of precious metal stream and royalty interests.
Highlights of the Acquisitions
Royal Gold believes the acquisitions will provide the following benefits:
•Immediate and meaningful revenue growth: The Transactions will contribute 40 additional producing assets to Royal Gold’s portfolio, which are expected to account for between 65,000 and 80,000 gold equivalent ounces1,2 (“GEOs”) in 2025. Based on the midpoints of full year 2025 guidance from each of Royal Gold and Sandstorm, and assuming a full year of contribution at these levels, these transactions would increase 2025 GEO production by approximately 26%.
•Gold-dominant revenue mix: Pro forma revenue mix of approximately 87% from precious metals, with gold contributing approximately 75% of total revenue3.
•Significantly diversified portfolio with limited asset concentration: The pro forma company will have the most diversified portfolio of mining assets in the streaming and royalty sector, including 80 revenue-producing assets, with no single asset expected to account for more than 13% of net asset value (“NAV”)4.
•Attractive long-term growth potential from a large portfolio of stream and royalty interests on development, evaluation and exploration assets: The pro forma portfolio will have 47 development assets, including the addition of high quality near-term development assets such as Platreef (Ivanhoe Mines, in construction), MARA (Glencore, in development) and Hod Maden (SSR Mining, pre-construction) and a further 266 assets in the evaluation and exploration stages, creating the potential for organic growth and significant optionality as these assets are advanced by their operators.
•Assets located in safe and mining-friendly jurisdictions: The distribution of the pro forma portfolio NAV is weighted towards stable and mining-friendly jurisdictions with approximately 41% from Canada and the U.S., and the remainder from countries where mining is a welcome and well-established contributor to local economies.
1 Gold equivalent ounces, or GEOs, is calculated by the Company as revenue for a period divided by the average gold price for that same period.
2 Based on Sandstorm’s guidance provided in a press release dated May 6, 2025; excludes incremental contribution from Horizon due to lack of internal guidance or available third-party estimates.
3 Assuming a full year contribution in 2025 and metal prices of $3,025/ounce for gold, $32.95 per ounce for silver and $4.20 per pound of copper.
4 Average of available consensus NAV estimates as of June 25, 2025.

•Strong balance sheet and robust cash flow provide liquidity to reinvest and compete for the best opportunities in a competitive sector: Royal Gold expects to have a low outstanding debt balance and modest debt to EBITDA at closing. This financial strength will position Royal Gold to continue to grow and compete for the largest transactions in the sector.
•Increased size and liquidity provide appeal to a broader investor base: Increased scale is anticipated to enhance the attractiveness of Royal Gold to institutional investors as a leading North American precious metals streaming and royalty company.
•Attractive transactions provide benefits to all shareholders: Upon completion of the Transactions, Royal Gold shareholders will own approximately 77% and Sandstorm shareholders will own approximately 23% of the combined company. The Transactions provide immediate NAV per share accretion to Royal Gold shareholders; a material premium, near-term cash flow per share accretion and ownership in a larger and more liquid company to Sandstorm shareholders; and a material cash premium and liquidity for Horizon shareholders.
•Value creation through simplification of inter-company structure: The combination of Sandstorm and Horizon will convert a greater proportion of stream and royalty earnings into equity free cash flow, foregoing the need for more complex counterparty structures, particularity for the Hod Maden and Antamina interests.
“I am pleased to announce these acquisitions, which fit our strategic goal of acquiring high-quality and long-life precious metals assets in mining-friendly jurisdictions,” commented Bill Heissenbuttel, President and CEO of Royal Gold. “Upon completion of these transactions, Royal Gold will remain firmly positioned as a leading North American precious metal streaming and royalty company. Royal Gold has a 40+ year history of consistently executing a strategy of disciplined growth in gold, and the addition of the Sandstorm and Horizon assets will create a global portfolio of precious metals interests that is unmatched in terms of asset diversification, development and organic growth potential, and exploration optionality. These characteristics will position Royal Gold as the go-to vehicle for investors seeking precious metals exposure in the U.S. marketplace, and we welcome Sandstorm shareholders to participate in the formation of the premier growth company in our sector.”
President & CEO of Sandstorm, Nolan Watson, commented, “Today is a significant milestone for Sandstorm and its shareholders, marking the beginning of an exciting new chapter. Over the past 15 years, we’ve built a company that has not only delivered consistent growth and value but has helped shape the royalty sector through innovation. This transaction rewards Sandstorm shareholders in the near term while also offering a compelling opportunity to own a large-scale, world-class streaming and royalty company with continued upside potential. Joining forces with Royal Gold will amplify the strengths of Sandstorm’s portfolio and unlock new opportunities for our shareholders as we create a truly extraordinary royalty company.”
Erfan Kazemi, President & CEO of Horizon, commented, “Since its creation in 2022, Horizon’s unique position as a junior company holding a world-class copper portfolio has offered shareholders a remarkable investment opportunity. Backed by strong cash flows from our interest in Antamina and the continued progress made by our operating partners at Hod Maden and Oyu Tolgoi, Horizon has been one of the best-performing junior copper stocks over the last 12 months. The significant cash premium to Horizon’s valuation is indicative of the incredible value that underlies Horizon’s asset base.”
Overview of Pro Forma Portfolio
Upon completion of the transactions, Royal Gold will be an industry-leading precious metals streaming and royalty company with enhanced scale and liquidity, while remaining nimble enough to compete across the streaming and royalty industry in accretive ways. Royal Gold’s portfolio will comprise 393 streams and royalties, largely focused on the Americas, with 80 cash-flowing assets and 47 in development. The company will remain precious metals focused, with its 2025 revenue mix expected to be approximately 87% precious metals, and gold contributing approximately 75% of total revenue. Longer-term, Royal Gold is expected to maintain or exceed this concentration of precious metals revenue. The company will be well capitalized, generating significant free cash flow, and the combined portfolio is well-positioned for cash flow growth from its robust development pipeline.
Royal Gold will host one of the most diversified streaming and royalty portfolios in the world while benefiting from built-in optionality from high-quality assets. Below are details of the top 10 assets by NAV within the pro forma portfolio. For more details of the pro forma portfolio, including full stream and royalty terms, refer to www.royalgold.com and www.sandstormgold.com.

Key Producing Assets
Mount Milligan
Mount Milligan is a large-scale, open-pit copper and gold mine located in north-central British Columbia operated by an indirect subsidiary of Centerra Gold Inc. In production since 2014, the project has a 60,000 tonne per day flotation processing plant and a reserve life through to 2036, with a pre-feasibility study underway to define the long-term outlook of the mine. The operator’s 2025 production guidance is 165,000–185,000 ounces of gold and 50–60 million pounds of copper. Royal Gold holds the right to purchase 35% of the payable gold for ongoing payments of $435 per ounce and 18.75% of the payable copper for ongoing payments equal to 15% of the copper spot price, subject to a cost support agreement that will provide additional cash purchase prices for gold and copper deliveries in three periods, which are defined by gold and copper deliveries. Royal Gold also holds a 5% free cash flow royalty interest on Mount Milligan that will become payable after the earlier of reaching certain gold and copper delivery thresholds or January 1, 2036, potentially increasing to 10% after reaching additional gold and copper delivery thresholds.
Pueblo Viejo
Located in the central part of the Dominican Republic, Pueblo Viejo is an open-pit gold mine owned by a joint venture between Barrick Gold Corporation and Newmont Corporation. In production since 2013, the mine completed construction of a plant expansion in 2024, which is currently ramping up to target throughput levels. Royal Gold holds the right to purchase 7.5% of Barrick’s interest in payable gold produced until 990,000 ounces have been delivered, and 3.75% thereafter. Royal Gold also holds the right to purchase 75% of Barrick’s interest in payable silver from Pueblo Viejo until 50 million ounces are delivered, and 37.5% thereafter. Royal Gold currently makes ongoing payments of 30% of both the spot price of gold and silver per ounce delivered, which will increase to 60% after reaching certain gold and silver delivery thresholds. Barrick‘s 2025 production guidance is 370,000–410,000 ounces of gold for its interest in Pueblo Viejo (silver production guidance is not provided), and Barrick expects production to average of 800,000 ounces of gold per year (100% basis) to the mid-2040’s.
Cortez
The Cortez Complex, operated by Barrick Gold Corporation and held within the Nevada Gold Mines joint venture, is a series of large, open-pit and underground mines with oxide milling and heap leach processing facilities situated on the Cortez-Battle Mountain trend of Nevada. The operator’s 2025 production guidance is 680,000–765,000 ounces of gold with a longer-term outlook of between 750,000–1.1 million ounces annually over the next five years. Royal Gold owns various royalty interests on the Cortez Complex across producing operations, development projects, and several exploration targets on a large land package. Several of these royalty interests overlap in certain areas, creating multiple effective royalty rates across the Cortez Complex. Royal Gold will hold an additional sliding scale net smelter returns (“NSR”) royalty of 2.25% at current metal prices on the Robertson development project acquired through the Sandstorm Transaction.
Andacollo
Andacollo is an open-pit copper mine and milling operation located in central Chile, operated by Compañía Minera Teck Carmen de Andacollo, a 90% owned subsidiary of Teck Resources Lt. Gold is produced as a by-product of copper production. Teck expects Andacollo to produce 35,000–39,000 ounces of gold in 2025, with the mine plan to transition to higher-grade ore and copper production through to 2027. Gold and copper grades have been relatively positively correlated at Andacollo. Royal Gold holds the right to purchase 100% of payable gold (at a fixed payability factor of 89%) from Andacollo until 900,000 ounces have been delivered, and 50% thereafter, for ongoing payments equal to 15% of the monthly average gold price.
Khoemacau
Khoemacau is a copper-silver mine located in the Kalahari copper belt in northwestern Botswana, owned and operated by a subsidiary of MMG Limited. The Khoemacau operation consists of mechanized underground mines producing from the Zone 5 orebody and a sulfide ore flotation plant producing a copper-silver concentrate product at Boseto. Royal Gold holds the right to purchase 100% of the payable silver produced from an area of interest that includes the Zone 5 mines and the Mango NE deposits until the delivery of 40 million ounces, and 50% thereafter, for ongoing payments of 20% of the spot price of silver. MMG expects Zone 5 silver production of 1.3 to 1.5 million ounces in 2025, and is expecting long-term annual average silver production of 1.8 to 2.0 million ounces over a 20+ year mine life. MMG is currently advancing a feasibility study for expansion of the Khoemacau mine, which may increase production from the Zone 5 mines and new production from the Mango NE deposits.

Wassa
Wassa is an underground gold mine operated by Chifeng Jilong Gold Mining Co. (“Chifeng”) and located in the Western Region of Ghana. The mine started as an open pit operation in 1998, and the underground operation began in 2017. Chifeng expects 2025 production of approximately 200,000 ounces of gold, with most ore mined from underground sources. The mine has a reserve life through 2028, and Chifeng is currently advancing work to upgrade inferred resources for inclusion in a mine plan that could extend the mine life into the 2040’s. Royal Gold owns the right to purchase 10.5% of the payable gold produced from Wassa for an ongoing payment of 20% of the spot gold price until the delivery of 240,000 ounces, after which the stream rate will drop to 5.5% of payable gold for an ongoing payment of 30% of the spot gold price.
Antamina
Antamina is an open-pit copper mine located in the Andes mountain range of Peru and is considered the world’s fourth-largest copper mine on a copper equivalent basis5. Antamina is operated by Compañia Minera Antamina, an entity jointly owned by Glencore plc, BHP Billiton plc, Teck Resources Limited, and Mitsubishi Corporation. The mine has been in consistent production since 2001, and for 2025, annual production is expected to be 335,000–400,000 tonnes of copper (on a 100% basis). In 2024, According to Teck, Antamina received approval for the Modification of Environmental Impact Assessment (“MEIA”) allowing for an investment of approximately $2 billion to extend operations at Antamina through to 2036. The MEIA contemplates an increase in processing capacity to up to 208,000 tonnes per day, which is approximately a 40% increase from current levels. Antamina mineral resources are expected to support a multi-decade mine life producing high-grade copper. Through the Transactions, Royal Gold will hold a 1.66% net profits interest in the Antamina mine.
Key Development Assets
MARA
MARA is a brownfields copper-gold project located in Argentina that ranks as one of the lowest capital-intensive copper projects in the world, owing to the existing Alumbrera processing plant and associated infrastructure located nearby. Owner and operator, Glencore plc, estimates MARA will produce approximately 200,000 tonnes of copper equivalent per year with a mine life exceeding 20 years. Once operational, MARA is expected to be in the top 25 global copper producers. Through the Sandstorm Transaction, Royal Gold will hold an option to convert an existing 0.25% NSR royalty to a 20% gold stream for ongoing payments equal to 30% of the spot price of gold for a maximum payment of $225 million, which would be paid in tranches over the course of project construction.
Hod Maden
Hod Maden is a high-grade gold-copper project located in northeastern Turkey. According to the operator, SSR Mining Inc., the project’s critical path items—principally, road and tunnel construction—are advancing as they work towards a formal investment decision. Based on a 2021 feasibility study, the project is expected to produce an average of 195,000 gold equivalent ounces per year for an initial 13-year mine life. Through the Transactions, Royal Gold will hold a 2.0% NSR royalty and a 30% non-operating interest in the Hod Maden project, and Royal Gold will be required to fund its 30% share of project costs.
Platreef
Platreef is a multi-phase development project in South Africa, currently under construction by Ivanhoe Mines Ltd. According to Ivanhoe, Phase 1 is expected to commence production in late 2025 and, once all three phases are complete, Platreef is expected to be the world’s largest platinum group metals mine with total possessing capacity of approximately 10.7 million tonnes per year. Through the Sandstorm Transaction, Royal Gold will hold the right to purchase 37.5% of payable gold from Platreef until 131,250 ounces are delivered, and then 30% of payable gold until 256,980 cumulative ounces are delivered for ongoing payments of $100 per ounce.
Board of Directors and Special Committee Recommendations
The Boards of Directors of Royal Gold and Sandstorm and a special committee comprised solely of independent directors of Sandstorm (the “Sandstorm Special Committee”), after receiving external legal and financial advice, have determined that the Sandstorm Transaction is in the best interests of Royal Gold and Sandstorm, respectively.
Additionally, the Boards of Directors of Royal Gold and Horizon and a special committee comprised solely of independent directors of Horizon (the “Horizon Special Committee”), after receiving external legal and financial advice, have determined that the Horizon Transaction is in the best interests of Royal Gold and Horizon, respectively.
Accordingly, the Boards of Directors of Royal Gold, Sandstorm, and Horizon recommend that shareholders vote in favor of the Transactions.
5 Based on 2024 production of top copper mines per CapIQ.

Overview of Proposed Acquisitions
Summary of Sandstorm Transaction
The Sandstorm Transaction will be effected by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Sandstorm Arrangement Agreement”). Under the terms of the Sandstorm Arrangement Agreement, Sandstorm shareholders will receive 0.0625 common shares of Royal Gold for each Sandstorm share held, implying a 21% premium based on the 20-day VWAP of the Sandstorm Shares, and a 17% premium based on the closing price of Sandstorm Shares on the NYSE on July 3, 2025.
At closing of the Sandstorm Transaction, Royal Gold expects to issue an aggregate of approximately 19 million common shares to Sandstorm shareholders, and following completion of the Sandstorm Transaction, existing Sandstorm shareholders will own approximately 23% of the issued and outstanding common shares of Royal Gold on a fully diluted basis.
The Sandstorm Transaction will be subject to the approval of 66 2/3% of the votes cast by shareholders of Sandstorm at a special meeting (the “Sandstorm Meeting”) and the approval of a simple majority of the votes cast by shareholders of Sandstorm at the Sandstorm Meeting excluding votes cast by senior officers and directors, as required under Multilateral Instrument 61-101. In addition, Royal Gold will require approval by a simple majority of the votes cast by Royal Gold shareholders at a special meeting (the “Royal Gold Meeting”). The full details of the Sandstorm Transaction will be described in Sandstorm’s management information circular and Royal Gold’s proxy statement to be prepared in accordance with applicable securities laws.
The completion of the Sandstorm Transaction is subject to customary closing conditions, as well as the approvals by Royal Gold and Sandstorm’s shareholders described above, the approval of the Supreme Court of British Columbia, completion of the Horizon Transaction (which can be waived by Royal Gold in its sole discretion), the listing of shares of Royal Gold’s stock to be issued in the transaction on Nasdaq, and regulatory clearances or approvals.
Summary of Horizon Transaction
The Horizon Transaction will be effected by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Horizon Arrangement Agreement”). Under the terms of the Horizon Arrangement Agreement, Horizon shareholders will receive C$2.00 for each Horizon Share held, implying a 85% premium to the 20-day VWAP of the Horizon Shares, and a 72% premium to the closing price of Horizon Shares on the TSX-V on July 4, 2025.
The Horizon Transaction will be subject to the approval of 66 2/3% of the votes cast by shareholders of Horizon at a special meeting (the “Horizon Meeting”). Sandstorm, as well as the senior officers and directors of Horizon and certain additional Horizon shareholders, which collectively control 54% of the total basic common shares of Horizon, have entered into voting support agreements pursuant to which they have agreed to vote their shares in favor of the Horizon Transaction, subject to certain conditions. Additionally, the Horizon Transaction will be subject to the approval of a simple majority of the votes cast by shareholders of Horizon at the Horizon Meeting excluding votes cast by Sandstorm, senior officers, and directors as required under Multilateral Instrument 61-101. The full details of the Horizon Transaction will be described in Horizon’s management information circular to be prepared in accordance with applicable securities laws.
The completion of the Horizon Transaction is subject to customary closing conditions, as well as the approval by Horizon’s shareholders described above, the approval of the Supreme Court of British Columbia, completion of the Sandstorm Transaction (which can be waived by Royal Gold in its sole discretion), and regulatory clearances or approvals.
Timing
The Transactions are expected to close in the fourth quarter of 2025.
Advisors
Scotiabank is serving as lead financial advisor and McCarthy Tétrault LLP, Skadden, Arps, Slate, Meagher & Flom LLP and Richards, Layton & Finger, P.A. are serving as legal advisors to Royal Gold. Raymond James Ltd is also acting as financial advisor to Royal Gold.
BMO Capital Markets is serving as lead financial advisor and Cassels Brock & Blackwell LLP and Crowell & Moring LLP are serving as legal advisors to Sandstorm and its Board of Directors. National Bank of Canada is serving as lead financial advisor and Fasken Martineau DuMoulin LLP is serving as legal advisor to the Sandstorm Special Committee. CIBC World Markets Inc. is also acting as financial advisor to the Sandstorm Special Committee.
Fort Capital Partners is serving as lead financial advisor and Gowlings WLG is serving as legal advisor to Horizon and its Board of Directors. Cormark Securities Inc. is also acting as financial advisor to Horizon.

CORPORATE PROFILE
Royal Gold is a high margin, mid-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

For further information, please contact:	Sandstorm and Horizon Acquisition Call Information:

Alistair Baker	Dial-In	833-470-1428 (U.S.); toll free
Senior Vice President, Investor Relations and Business Development	Numbers:	833-950-0062 (Canada); toll free 929-526-1599 (International)
(303) 573-1660	Access Code:	184156

Note: A joint conference call with management of Royal Gold and Sandstorm to review the proposed transactions will be held on Monday, July 7, 2025, at 10:00 am Eastern Time (8:00 am Mountain Time, 7:00 am Pacific Time). The call will be webcast and archived on the Company’s website for a limited time.
	Webcast URL:	www.royalgold.com under Investors, Events & Presentations

Forward-Looking Statements: This press release includes “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the following: plans and expectations with respect to the Transactions; the results, effects, benefits and synergies of the Transactions; the expected timetable for completing the Transactions; future growth and opportunities for the combined company; the anticipated impact of the Transactions on the combined company’s results of operations, financial position, growth opportunities and competitive position; guidance, projections and any other statements regarding Royal Gold’s, Sandstorm’s or Horizon’s future expectations, beliefs, plans, objectives, or assumptions; operators’ expected operating and financial performance and other anticipated developments relating to their properties and operations, including production, deliveries, environmental and feasibility studies, technical reports, mine plans, capital requirements, liquidity and capital expenditures; anticipated liquidity, capital resources, financing, and stockholder returns; borrowings and repayments under Royal Gold’s revolving credit facility; and prices for gold, silver, copper and other metals.

Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the following: the possibility that shareholders of Royal Gold may not approve the issuance of new shares of Royal Gold common stock in the Sandstorm Transaction or that security holders of Sandstorm or Horizon may not approve the Transactions; the risks that a condition to closing of the Transactions may not be satisfied, that a party may terminate an arrangement agreement or that the closing of the Transactions might be delayed or not occur at all; delays or adverse decisions regarding regulatory approval of the Transactions; potential adverse reactions or changes to business or employee relationships of Royal Gold, Sandstorm or Horizon, including those resulting from the announcement or completion of the Transactions; the diversion of management time on Transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Royal Gold, Sandstorm and Horizon; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; changes in the price of gold, silver, copper or other metals; operating activities or financial performance of properties on which the Royal Gold, Sandstorm or Horizon hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; changes of control of properties or operators; contractual issues involving stream or royalty agreements; the timing of deliveries of metals from operators and subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing Royal Gold, Sandstorm, Horizon, operators or operating properties; changes in management and key employees; and other factors described in Royal Gold’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including Item 1A, Risk Factors of Royal Gold’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in the reports filed by Sandstorm and Horizon with the SEC and on SEDAR+, as applicable. Most of these factors are beyond the parties’ ability to predict or control. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements.

Forward-looking statements speak only as of the date on which they are made. Each of Royal Gold, Sandstorm and Horizon disclaims any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information: Certain information provided in this press release, including information about historical production, production estimates, property descriptions, and property developments, was provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of any such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

No Offer or Solicitation: Communications in this press release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Additional Information and Where to Find It: In connection with the proposed Transactions, Royal Gold, Sandstorm and Horizon intend to file materials with the SEC and on SEDAR+, as applicable. Royal Gold plans to file proxy materials with the SEC in connection with the solicitation of proxies for Royal Gold’s special meeting of shareholders (the “Royal Gold Special Meeting”). Prior to the Royal Gold Special Meeting, Royal Gold will file a definitive proxy statement (the “Royal Gold Proxy Statement”), together with a proxy card. Sandstorm intends to file a management information circular (the “Sandstorm Circular”) on SEDAR+ in connection with the solicitation of proxies to obtain Sandstorm shareholder approval of the Sandstorm Transaction. Horizon intends to file a management information circular (the “Horizon Circular”) on SEDAR+ in connection with the solicitation of proxies to obtain Horizon shareholder approval of the Horizon Transaction. This press release is not a substitute for the Royal Gold Proxy Statement, the Sandstorm Circular, the Horizon Circular, or for any other document that Royal Gold, Sandstorm or Horizon may file with the SEC or on SEDAR+ and/or send to their respective security holders in connection with the proposed Transactions. INVESTORS AND SECURITYHOLDERS OF ROYAL GOLD, SANDSTORM AND HORIZON ARE URGED TO CAREFULLY AND THOROUGHLY READ THE ROYAL GOLD PROXY STATEMENT, THE SANDSTORM CIRCULAR, AND THE HORIZON CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY ROYAL GOLD, SANDSTORM, AND/OR HORIZON WITH THE SEC OR ON SEDAR+ WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROYAL GOLD, SANDSTORM, HORIZON, THE PROPOSED TRANSACTIONS, THE RISKS RELATED THERETO, AND RELATED MATTERS.

Securityholders of Royal Gold, Sandstorm, and Horizon will be able to obtain, free of charge, copies of the Royal Gold Proxy Statement, Sandstorm Circular, and Horizon Circular, as each may be amended from time to time, and other relevant documents filed by Royal Gold, Sandstorm, and/or Horizon with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Royal Gold will be available, free of charge, from Royal Gold’s website at www.royalgold.com under the “Investor Resources” tab or by contacting Royal Gold at (303) 573-1660 or InvestorRelations@royalgold.com. Copies of documents filed on SEDAR+ by Sandstorm will be available free of charge from Sandstorm’s website at www.sandstormgold.com under the “Investors” tab or by contacting Sandstorm at (844) 628-1164 or info@sandstormgold.com. Copies of documents filed on SEDAR+ by Horizon will be available free of charge from Horizon’s website at www.horizoncopper.com under the “Investors” tab or by contacting Horizon at (604) 336-8189 or info@horizoncopper.com.

Certain Information Regarding Participants: Royal Gold, Sandstorm, Horizon and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from Royal Gold shareholders in connection with the Royal Gold Special Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Royal Gold Proxy Statement and other materials to be filed with the SEC in connection with the Royal Gold Special Meeting. Information relating to the foregoing can also be found in Royal Gold’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 13, 2025, and Royal Gold’s definitive proxy statement for its 2025 annual meeting of stockholders filed with the SEC on April 4, 2025. To the extent the holdings of Royal Gold’s directors and executive officers in Royal Gold’s securities have changed since the amounts described in the April 4, 2025 proxy statement, such changes have been reflected in the following Initial Statements of Beneficial Ownership of Securities on Form 3 and Statements of Change in Ownership on Form 4 filed with the SEC with respect to the Company: Form 4, filed by William Heissenbuttel on April 22, 2025; Form 3, filed by Mark Isto on May 27, 2025; and Form 4, filed by Paul Libner on June 10, 2025. These filings can be found at the SEC’s website at www.sec.gov. Information regarding the executive officers and directors of Sandstorm and Horizon is included in their respective management information circulars for their 2025 shareholder meetings filed on SEDAR+ on April 22, 2025 and May 1, 2025, respectively. More detailed and updated information regarding the identity of participants in the solicitation and their direct or indirect interests (by security holdings or otherwise), will be set forth in the Royal Gold Proxy Statement and other materials to be filed with the SEC or on SEDAR+. These documents can be obtained free of charge from the sources indicated above.